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                                                                    EXHIBIT 10.1

                             EXE TECHNOLOGIES, INC.

                         SUMMARY OF TERMS FOR KEN POWELL

                                    POSITION

TITLE:                 President & Chief Operating Officer

REPORTING MANAGER:     Ray Hood - CEO


RESPONSIBILITIES:      Full P&L responsibility for Sales/Marketing and Services
                       reporting directing to you.
                       Initial focus on re-igniting Americas sales and services engine.

DOMICILE:              Dallas, TX

TRAVEL:                As required.

EMPLOYMENT:            New position start date on or about April 1, 2001.


                                  COMPENSATION

INITIAL TERM:          One year.

BASE SALARY:           $275,000.

INCENT. COMP. PROG.:   $225,000 based on mutually agreed MBOs.


INITIAL OPTIONS:       1,000,000


VESTING: 250,000 on the first anniversary of the initial option grant and monthly thereafter on pro-rata basis.

Performance            Employee will also be eligible to receive, from time to
OPTIONS:               time, additional grants of incentive stock options.

STRIKE PRICE:          Fair market as determined by the Options Committee to be
                       set at the first meeting following the commencement of employment. The committee meets monthly.

BENEFITS:              Usual benefits for employees, including Life Insurance,
                       AD&D, Short-term Disability, Long-term Disability,
                       Flexible Benefit Plan, 401(k) participation, 401(k) matching, Employee Assistance Plan, Tuition
                       Assistance and paid holidays.

VACATION:              4 weeks.

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REIMB. OF EXPENSES:    Usual reimbursement of expenses for employees.


NON-COMPETE:           Employee acknowledges that upon the Employee's
                       acceptance of this employment agreement with EXE, that Employee is hereby prohibited from accepting employment with a new employer, or from starting-up a new entity, for the purposes of competing with EXE.
                       Specific competitors are Manhattan Associates, Optum,
                       TRW/Marc, Provia, OMI, HK Systems, McHugh Software,
                       SAP supply chain unit, Oracle supply chain unit. Term is one year.

CHANGE OF CONTROL: Upon change of control (50% or more of company shares change hands TBD) 50% of then unvested stock options shall vest. In the event of termination upon change of control, 100% of the unvested stock options shall vest and 12 months severance shall be paid.

                                  MISCELLANEOUS

INTELL. PROPERTY:      Employee will execute an Employee Confidentiality
                       Agreement that contains the usual intellectual property covenants for EXE's employees.

CAUSE:                 (1) Material breach of an obligation, subject to notice
                           and cure;
                       (2) Repeated failure to perform satisfactorily, as
                           reasonably determined by the CEO, subject to notice and cure;
                       (3) Disloyalty, willful misconduct, fraud or moral
                           turpitude;
                       (4) Conviction of a felony related to the Company or its
                           business; or
                       (5) Habitual alcohol or substance abuse or addiction.

                                   * * * * * *

This Summary of Terms represents the agreement of the parties with respect to the terms and conditions expressly set forth herein. This Summary of Terms is agreed upon by the parties as of the 20th of March, 2001. This term sheet is subject to ratification by the EXE Board Compensation Committee.

EXE Technologies, Inc.


By:  /s/ Ray Hood                           /s/ Ken Powell
   -------------------------                -----------------------------------
     Ray Hood                               Ken Powell
     Chief Executive Officer